UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 11, 2015

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer ID No.)
incorporation or organization)

435 Devon Park Drive
Building 800
Wayne, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	610-293-0600

Not applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2015, Safeguard Scientifics, Inc. (the “Company”) and Radnor Properties-SDC, L.P. (the “Landlord”) entered into a lease agreement effective as of February 2, 2015 (the “Lease”) for the lease of the Company’s new principal executive offices to be located at 170 Radnor Chester Road, Radnor, PA. The term of the Lease is estimated to commence on November 1, 2015, the date the Company expects to take possession of the leased property, and will extend through April 30, 2026.

The Company may terminate the Lease effective the last day of the 90th full calendar month of the Lease term upon advance notice and the payment of an early termination fee. The Company also has two successive rights to extend the term of the Lease for up to a combined total of ten additional years. The fixed rent to be paid during the renewal terms, if any, will be the fair market fixed rent, with escalations, for new leases of space comparable to the leased property.

The Company is not required to pay fixed rent during the first six months of Lease term. Thereafter, the Company will pay annual fixed rent of approximately $546,000 in the first year of the Lease term, increasing incrementally annually during the lease term. In addition to fixed rent and the Company’s utility costs, the Company will also pay its proportionate share of increases in other operating costs associated with the leased property beyond calendar year 2016 and its proportionate share of increases in operating costs associated with the complex in which the leased property sits beyond calendar year 2016.

In the event of a default by the Company under the Lease, the Landlord has the right to terminate the Lease and take possession of the leased property. Any such action would cause the Company’s rent payment obligations to accelerate, subject to limitations set forth in the Lease.

The foregoing description of the material terms of the Lease is a summary, is not complete, and is qualified in its entirety by reference to the Lease, which shall be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2015.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Lease, as set forth above in Item 1.01, is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:	February 17, 2015	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Chief Operating Officer, Executive Vice President and Managing Director